                                                                   Exhibit 99(a)


[LOGO OF     H.B. Fuller Company                   Contact:   Scott Dvorak
H.B. Fuller] Corporate Headquarters                           Investor Relations
                                                              651-236-5150
             P.O 64683
             St. Paul, Minnesota 55164-0683


--------------------------------------------------------------------------------
NEWS                   For Immediate Release                      March 25, 2003
--------------------------------------------------------------------------------

Note: H.B. Fuller will host a conference call March 26, 2003 at 9:30 a.m. central time (10:30 a.m. eastern time). The call can be heard live over the Internet at H.B. Fuller's website at http://www.hbfuller.com under the section shareholder information or at www.streetevents.com.

               H.B. Fuller Reports Improved First Quarter Results

ST. PAUL, Minn. - H.B. Fuller Company (NYSE: FUL) today reported net sales and net income for the first quarter ended March 1, 2003.

First quarter net income as reported was $3.2 million or $0.11 per diluted share. These results include $4.5 million ($3.1 million after-tax) or $0.11 per diluted share, of charges for severance and other costs relating to the restructuring initiative announced in the early part of 2002. Last year's first quarter net income as reported was $0.7 million or $0.02 per diluted share. These results included $7.7 million ($4.9 million after-tax) or $0.17 per diluted share, of charges for severance and other costs relating to the same restructuring initiative.

First quarter net income, excluding special charges related to the restructuring initiative, totaled $6.3 million or $0.22 per diluted share. Last year's first quarter net income, excluding special charges related to the restructuring initiative, was $5.6 million, or $0.20 per diluted share.

--------------------------------------------------------------------------------
                                                        Net income   Diluted EPS
                                                        ------------------------
As reported                                  Q1, 2003   $3.2 million    $0.11
                                             Q1, 2002   $0.7 million    $0.02
                                              Change       387%          450%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                        Net income   Diluted EPS
                                                        ------------------------
Excluding special items in 2003 and 2002     Q1, 2003   $6.3 million    $0.22
                                             Q1, 2002   $5.6 million    $0.20
                                              Change       12.6%        10.0%
--------------------------------------------------------------------------------

Al Stroucken, CEO, commented, "These are truly remarkably challenging times in an unusual economic and political environment. Our results are a source of pride in our company and a reaffirmation that we are taking the right steps in an extremely difficult and shifting environment."

First Quarter Revenues

Net sales for the first quarter of 2003 were $294.6 million, a 0.5 percent increase from the first quarter of 2002. Reduced volume and pricing accounted for decreases of 2.4 percent and 0.5 percent respectively, while positive currency effects accounted for a 3.4 percent increase.

First Quarter Segment Sales

     >> Global Adhesives net sales increased 0.6 percent compared to last year.

          o    Volume decreased 2.8 percent.

          o    Prices decreased 1.1 percent.

          o    Currency had a positive impact of 4.5 percent.

     >>   Full-Valu / Specialty Group net sales increased 0.1 percent.

          o    Volume decreased 1.6 percent.

          o    Prices increased 0.6 percent.

          o    Currency had a positive impact of 1.1 percent.

Operating income in Global Adhesives was $10.9 million, an increase of $1.6 million over the first quarter of 2002. Full-Valu/Specialty's operating income of $4.7 million was equal to the first quarter of 2002. Operating income for the business segments is defined as gross profit minus selling, administrative and other expenses, excluding special charges related to the restructuring initiative.

                                   ----------

The information presented above reflects adjustments to `As Reported' results to exclude certain special items related to the Company's restructuring initiative. This adjusted information should not be construed as an alternative to the reported results determined in accordance with accounting principles generally accepted in the United States of America. It is provided solely to assist in an investor's understanding of the impact of the special items on the comparability of the Company's operations. A reconciliation of the Company's results excluding the special items related to the Company's restructuring initiatives and the Company's reported results is provided in the accompanying consolidated income statements.

Safe Harbor for Forward-Looking Statement

Certain statements in this document may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to various risks and uncertainties, including but not limited to the following: political and economic conditions; product demand; competitive products and pricing; costs of and savings from restructuring initiatives; product mix; availability and price of raw materials; the company's relationships with its major customers and suppliers; changes in tax laws and tariffs; devaluations and other foreign exchange rate fluctuations (particularly with respect to the euro, the British pound, the Japanese yen, the Australian dollar, the Argentine peso and the Brazilian real); the effect of new accounting pronouncements and one-time accounting charges and credits, and similar matters. Further information about the various risks and uncertainties can be found in the company's SEC 10-K filing of February 28, 2003. All forward-looking information represents management's best judgment as of this date based on information currently available that in the future may prove to have been inaccurate. Additionally, the variety of products sold by the company and the regions where the company does business makes it difficult to determine with certainty the increases or decreases in sales resulting from changes in the volume of products sold, currency impact, changes in product mix and selling prices. However, management's best estimates of these changes as well as changes in other factors have been included. References to volume changes include volume and product mix changes, combined.

                                   ----------

H.B. Fuller Company is a worldwide manufacturer and marketer of adhesives, sealants, coatings, paints and other specialty chemical products, with fiscal 2002 net sales of $1.256 billion. Common stock is traded on the NYSE exchange under the symbol FUL. For more information about the Company, visit their website at: http://www.hbfuller.com.
            -----------------------

                       H.B. FULLER COMPANY & SUBSIDIARIES
                       CONSOLIDATED FINANCIAL INFORMATION
               In thousands, except per share amounts (unaudited)

                                                   13 Weeks    13 Weeks
                                                    Ended       Ended
                                                   March 1,    March 2,
                                                     2003        2002
                                                  ----------  ----------
Net sales                                         $ 294,588   $ 293,240
Cost of sales                                      (212,440)   (218,062)
                                                  ----------  ----------
Gross profit                                         82,148      75,178
Selling, administrative and other expenses          (70,944)    (68,832)
Interest expense                                     (3,765)     (4,716)
Other income (expense), net                          (2,680)       (626)
                                                  ----------  ----------
Income before income taxes, minority interests
 and income from equity investments                   4,759       1,004
Income taxes                                         (1,634)       (442)
Minority interests in consolidated income              (258)       (279)
Income from equity investments                          379         383
                                                  ----------  ----------
Net Income                                        $   3,246   $     666
                                                  ==========  ==========
Basic income per common share                     $    0.12   $    0.02
                                                  ==========  ==========
Diluted income per common share                   $    0.11   $    0.02
                                                  ==========  ==========
Weighted-average common shares outstanding:
     Basic                                           28,201      28,006
     Diluted                                         28,659      28,437


Selected Balance Sheet Information (subject to change prior to filing of the Company's Quarterly Report on Form 10-Q)
----------------------------------------------------------------------

                                      Unaudited              Unaudited
                                      March 1,  November 30, March 2,
                                        2003        2002       2002
                                      --------- ------------ ---------
Inventory                             $151,424     $143,012  $144,593
Trade accounts receivable, net         209,891      212,342   205,546
Trade accounts payable                 102,138      113,297   107,844
Total assets                           981,681      961,439   955,480
Long-term debt                         179,526      163,125   198,977

                       H.B. FULLER COMPANY & SUBSIDIARIES
                       CONSOLIDATED FINANCIAL INFORMATION
               In thousands, except per share amounts (unaudited)

                                          13 Weeks Ended - March 1, 2003       13 Weeks Ended - March 2, 2002
                                        ----------------------------------   -----------------------------------
                                                                Excluding                             Excluding
                                                      Special    Special                     Special    Special
                                        As Reported    Items      Items      As Reported     Items      Items
                                        ----------------------------------   -----------------------------------
Net sales                                $ 294,588    $     -   $ 294,588      $ 293,240    $     -   $ 293,240
Cost of sales                             (212,440)    (1,827)   (210,613)      (218,062)    (6,254)   (211,808)
                                        ----------------------------------    ----------------------------------

Gross profit                                82,148     (1,827)     83,975         75,178     (6,254)     81,432

Selling, administrative and other
 expenses                                  (70,944)    (2,635)    (68,309)       (68,832)    (1,421)    (67,411)

Interest expense                            (3,765)         -      (3,765)        (4,716)         -      (4,716)

Other income (expense), net                 (2,680)         -      (2,680)        (1,130)         -      (1,130)
                                        ----------------------------------    --------------------------------

Income before income taxes, minority
 interests and income from equity
 investments                                 4,759     (4,462)      9,221            500     (7,675)      8,175

Income taxes                                (1,634)     1,409      (3,043)            62      2,596      (2,534)

Minority interests in consolidated
 income                                       (258)         -        (258)          (279)       150        (429)

Income from equity investments                 379          -         379            383          -         383
                                        ----------------------------------    ----------------------------------

Net Income                               $   3,246    $(3,053)  $   6,299      $     666    $(4,929)  $   5,595
                                        ==================================    ==================================

Basic income (loss) per common share     $    0.12    $ (0.11)  $    0.22      $    0.02    $ (0.18)  $    0.20
                                        ==================================    ==================================

Diluted income (loss) per common share   $    0.11    $ (0.11)  $    0.22      $    0.02    $ (0.17)  $    0.20
                                        ==================================    ==================================

Weighted-average common shares
 outstanding:
     Basic                                  28,201     28,201      28,201         28,006     28,006      28,006
     Diluted                                28,659     28,659      28,659         28,437     28,437      28,437


The information presented above reflects adjustments to 'As Reported' results to exclude certain special items related to the Company's restructuring initiative. This adjusted information should not be construed as an alternative to the reported results determined in accordance with accounting principles generally accepted in the United States of America. It is provided solely to assist in an investor's understanding of the impact of the special items on the comparability of the Company's operations.